Exhibit 99.2

This Statement on Form 3 is filed by:  (i) AP Inception Co-Invest, L.P., (ii) AP VIII Inception Holdings, L.P., (iii) Apollo Co-Investment Management, LLC, (iv) AP VIII Inception Holdings GP, LLC, (v) Apollo Management VIII, L.P., (vi) AIF VIII Management, LLC, (vii) Apollo Management, L.P., (viii) Apollo Management GP, LLC, (ix)  Apollo Management Holdings, L.P., and (x) Apollo Management Holdings GP, LLC.

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  August 4, 2020

Issuer Name and Ticker or Trading Symbol:  Rackspace Technology, Inc. [RXT]

AP INCEPTION CO-INVEST, L.P.

By:	Apollo Co-Investment Management, LLC,
its investment manager

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO CO-INVESTMENT MANAGEMENT, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

AP VIII INCEPTION HOLDINGS, L.P.

By:	AP VIII Inception Holdings GP, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

AP VIII INCEPTION HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT VIII, L.P.

By:	AIF VIII Management, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

AIF VIII MANAGEMENT, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President